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                                                                    Exhibit 4.12



       Form of Common Stock Purchase Warrant issued to Scient Corporation


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THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSACTION IS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSACTION IS EXEMPT FROM SUCH SECURITIES REGISTRATION REQUIREMENTS AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, TO THAT EFFECT. THIS WARRANT IS SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

                           METRETEK TECHNOLOGIES, INC.

                        WARRANT TO PURCHASE COMMON STOCK


WARRANT TO PURCHASE                          ISSUE DATE: SEPTEMBER 7, 1999
125,000 SHARES OF COMMON STOCK               EXPIRATION DATE: SEPTEMBER 7, 2003


THIS CERTIFIES THAT, for value received, Scient Corporation, a Delaware corporation (the "Holder"), is entitled to purchase up to 125,000 shares of Common Stock, par value $.01 per share (the "Shares"), of Metretek Technologies, Inc., a Delaware corporation (the "Company"), at the exercise price per Share (the "Exercise Price") and during the periods set forth in Section 2 below, as adjusted pursuant to Section 11 below, until 5:00 p.m., Denver, Colorado time on September 7, 2003 (the "Expiration Date"), upon the terms and subject to the conditions set forth in this Warrant.

         The Shares or other property or securities issuable upon the exercise of the Warrants are hereinafter referred to as the "Warrant Shares" and the exercise price per Warrant Share in effect at any time and as adjusted from time to time is hereinafter referred to as the "Exercise Price."

         1. Method of Exercise of Warrant. This Warrant may be exercised by the Holder in whole at any time or in part from time to time within the period specified herein by the presentation and surrender of this Warrant, together with the Form for Exercise of Warrants attached hereto ("Exercise Form") duly executed by Holder, to the Company at its principal executive offices, accompanied by payment, by bank certified or cashier's check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company, in the amount equal to the number of Warrant Shares for which the Warrant is being exercised multiplied by the Exercise Price of such Warrant Shares. Upon the Holder's exercise of this Warrant in accordance with the terms and conditions hereof, the Company shall issue the number of Warrant Shares to the Holder specified on the Exercise Form.



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         2. Number of Warrant Shares; Exercisability of Warrant.

            (a) Generally. Upon the terms and subject to the conditions set forth in this Warrant, the Holder is entitled to purchase 125,000 Shares at the Exercise Prices per Share set forth below, as such number of Shares and/or Exercise Prices are adjusted from time to time hereunder.

            (b) Warrant Tranches. This Warrant shall become exercisable and vest in two Warrant tranches of 62,500 Shares each (each, a "Tranche"). Each Tranche shall become vested on the date and at the Exercise Price set forth below:

       Vesting Date           Number of Shares Vesting        Exercise Price
       ------------           ------------------------        --------------

     September 7, 2000                62,500                  $ 5.00 per Share
     September 7, 2000                62,500                  $10.00 per Share

This Warrant shall be exercisable from time to time only for the number of Warrant Shares which have vested as of such time.

            (c) Expiration of Warrant. This Warrant shall expire and become unexercisable upon the Expiration Date.

         3. Exercise in Part. If this Warrant is exercised in part only prior to the Expiration Date, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new certificate evidencing the right of the Holder to receive the balance of the Warrant Shares hereunder.

         4. Status as Stockholder After Exercise. Upon receipt by the Company of this Warrant and the Exercise Form at the principal executive offices of the Company in proper form for exercise and the Exercise Price in full, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. If the stock transfer books of the Company shall be closed on the date of receipt of this Warrant, the Holder shall be deemed to be the Holder of such Warrant Shares on the next succeeding day on which the stock transfer books of the Company shall be opened.

         5. Delivery of Stock Certificates Upon Exercise. As soon as practicable after the exercise of this Warrant, in whole or in part, the Company shall cause to be issued in the name of and delivered to the Holder a certificate or certificates evidencing the number of fully paid and nonassessable Warrant Shares to which the Holder shall be entitled as a result of such exercise, together with any other property to which the Holder is entitled upon such exercise.

         6. Reservation of Warrant Shares. The Company shall at all times reserve and keep available, solely for issuance and/or delivery upon exercise of this Warrant, such number of Warrant Shares as shall then be issued upon the exercise of this Warrant. All Warrant Shares issued upon exercise hereof shall, upon such issuance, be fully paid and nonassessable.



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         7. No Fractional Shares. No fractional Warrant Shares shall be issued upon the exercise, in whole or in part, of this Warrant. If fractional Warrant Shares would be issuable upon exercise of this Warrant, the Company shall, in lieu thereof, pay to the Holder an amount in cash equal to such fraction multiplied by the then "current market value" of such fractional Warrant Shares. For purposes of this paragraph only, the "current market value" of the Warrant Shares shall be equal to the closing sale price of the Shares on the Nasdaq Stock Market, so long as they are listed thereon, and thereafter the closing sale price (or, if not available on such date, the average of the high and low bid price for such date) of the Shares on any national securities exchange or any other stock exchange, stock market or stock quotation system which constitutes the primary market on which the Shares are then traded or quoted. If the Shares are not listed or traded on any stock exchange, stock market or stock system, then the "current market value" shall be an amount, not less than book value, as determined in good faith by the Board of Directors of the Company.

         8. Rights of the Holder Prior to Exercise. The Holder shall not, solely by virtue of this Warrant, be entitled to any voting or other rights of a stockholder of the Company, either at law or equity, prior to the exercise of this Warrant upon the terms and conditions set forth herein, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent expressly set forth herein.

         9. Ownership of Warrants. The Company shall be entitled to treat the registered Holder as the absolute owner hereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in the Warrant on the part of any other person.

         10. Assignment and Exchange of Warrants. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and any applicable state securities laws and the rules and regulations thereunder.

         11. Adjustment of Exercise Price and Type of Warrant Shares. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

             (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding Shares, in each case, in Shares, (ii) subdivide or reclassify its outstanding Shares into a greater number of Shares, or (iii) combine or reclassify its outstanding Shares into a smaller number of Shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that after such event the Exercise Price shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of Shares outstanding after giving effect to such action, and the numerator of which shall be the



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number of Shares outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

             (b) Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 11, the number of Warrant Shares issuable upon the exercise at the adjusted Exercise Price of each Warrant shall be adjusted so that after the event necessitating the adjustment to the Exercise Price, the number of Warrant Shares into which this Warrant shall be exercisable shall be equal to the nearest number of whole Shares determined by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

             (c) For the purposes of this Warrant, the term "Shares" shall mean
(i) the class of stock designated as Shares of Common Stock in the Certificate of Incorporation of the Company as amended as of the date hereof, or (ii) any other classes of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

             (d) In case of any consolidation of the Company with, or merger of the Company into, another entity (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Shares), the entity formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of this Warrant shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and/or other securities and property received upon such consolidation or merger by a holder of the number of Shares for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 11. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

             (e) No adjustment in the Exercise Price or the number of Warrant Shares shall be required if such adjustment is less than one-tenth of one percent (0.1%) of such Exercise Price or number of Warrant Shares; provided, however, that any adjustment which by reason of this Section 11e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest one-tenth of one cent ($0.001) and one-thousandth of one share (.001).

             (f) In any case in which this Section 11 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after the record date, the Warrant Shares, if any, issuable upon such exercise over and above the Warrant Shares, if any, issuable upon such exercise prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustment.


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             (g) Whenever there shall be an adjustment as provided in this
Section 11, the Company shall promptly cause written notice thereof to be sent by certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Company's transfer books, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable upon the exercise of this Warrant if such Warrant were exercisable on the date of such notice, and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

         12. Registration Rights.

             (a) Piggy-Back Registration.

             (i) Right to Piggy-Back. If, at any time prior to the Expiration Date, the Company proposes to register with the Securities and Exchange Commission (the "SEC") the sale for cash of any of its shares of Common Stock by filing a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), for its own account or for the account of any of its stockholders (except pursuant to registration statements filed on Form S-4 or Form S-8 or any successor or similar forms or other unsuitable forms), the Company shall promptly give written notice of such proposed filing to Holder and offer Holder the opportunity to register such number of Warrant Shares issuable upon execution of this Warrant as it may request in writing. Upon the written request of Holder received by the Company within fifteen (15) days after the giving of the notice by the Company, the Company shall use its best efforts to cause the Shares that the Holder requests to be so registered to be included in such registration.

             (ii) Underwriting Procedures. If any registration pursuant to this
Section 12(a) shall be, in whole or in part, in connection with an underwritten public offering of Common Stock of the Company, then the Company shall not be required to include any Warrant Shares in the registration unless Holder accepts the terms and conditions of the underwriting as agreed upon between the Company and the underwriters. If the managing underwriter determines and advises the Company in writing (which shall promptly notify Holder) that the inclusion in the underwriting of all or any of the Warrant Shares proposed to be included by Holder would be reasonably likely to jeopardize the successful marketing of the securities proposed to be registered for the underwriting by the Company or materially adversely affect the price, time or distribution of the public offering, then the Company shall only be required to include the number of the Warrant Shares that the managing underwriter determines in its sole discretion, will not materially adversely affect the public offering, and, if any such reduction is so determined by the managing underwriter to be appropriate in accordance with the standards set forth above, then the number of Warrant Shares requested to be included in the underwriting shall be reduced, pro rata with other stockholders (other than those having and exercising demand registration rights), if any, participating in the public offering, to the number determined to be appropriate by the managing underwriter (which may include a reduction to zero).

             (iii) No Company Obligation. Neither the giving of a notice by the Company nor any request by Holder under this Section 12(a) shall, in any way, obligate the Company to file any registration statement at any time or within any specific time period after receipt of Holder's written request and, notwithstanding the filing of any registration statement, the




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Company may, at any time before the effective date thereof, elect to delay or terminate the entire registration process for any reason or no reason and without the consent of Holder, without any further obligation to Holder in respect of such registration statement.

             (b) Demand Right. If, at any time prior to the Expiration Date, the Company shall receive a written request ("Demand Request") from Holder for the registration of any or all the Warrant Shares, provided that at the time of the Demand Request at least a majority of the total Warrant Shares are still held of record by Holder, then the Company, upon the terms and subject to the conditions set forth in this Section 12(b), shall use its best efforts to cause all Warrant Shares to be registered in an appropriate registration statement of the SEC as shall be selected by the Company, provided that if the Company is eligible to use Form S-3 (or any successor form thereto) for such registration, then such registration statement shall be used unless such form is inappropriate or the Company desires to use a different form. If Holder intends for the public offering covered by its Demand Request to occur by means of an underwriting, it shall so advise the Company as a part of its Demand Request, and the managing underwriter of such underwritten public offering shall be selected by Holder and shall be reasonably acceptable to the Company. The Company shall be obligated to register the Warrant Shares under this Section 12(b) after receipt of a Demand Request on one occasion only. The Company shall be entitled to include in any registration statement filed pursuant to this Section 12(b) additional shares of Common Stock for its own account and for the account of its other security holders. If the managing underwriter advises the Company in writing that the inclusion of any or all such additional shares of Common Stock would materially adversely affect the marketing of the public offering of the Warrant Shares, then the Company shall not be entitled to include such additional shares of Common Stock in any such registration statement to the extent the managing underwriter advises. Notwithstanding the provisions of this Section 12(b), the Company shall have the right to delay or suspend the filing of a registration statement for up to ninety (90) days from the time the filing thereof would otherwise be required under this Section 12(b) if, in the good faith determination of the Company's board of directors, such registration would be seriously detrimental to the Company and its stockholders or would materially adversely affect the business, affairs, properties, financial condition, results of operations or prospects of the Company or any pending or proposed acquisition, merger, reorganization, recapitalization or other transaction or public offering of the Company's securities, or would require premature disclosure thereof not in the best interests of the Company; provided, however, that the Company shall not be entitled to exercise this right more than once. If this Warrant, or any portion thereof, and/or the Warrant Shares are at any time held by more than one person or entity, then the obligations of the Company under this Section 12(b) shall only apply to a "50% holder". The term "50% holder" as used in this Section 12(b) shall mean the holder or holders of at least 50% of the Warrant Shares and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of Warrant Shares then held by such owner or owners, as well as the number of Warrant Shares then issuable upon exercise of this Warrant (or any successor Warrants) held by such owner or owners.

             (c) Information. It shall be condition precedent to the obligation of the Company hereunder to register the Warrant Shares under this Section 12(c) that Holder furnish to the Company and the managing underwriters such information regarding itself, the intended method of disposition of such securities and such other information as the Company or the



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managing underwriter shall from time to time reasonably request and that shall be reasonably required to effect the registration of the Warrant Shares.

             (d) Market Stand-Off. The Holder, including any assignee or successors of Holder, agrees in connection with any underwritten public offering of the Company's securities that upon the request of the managing underwriter, it shall commit itself in writing not to sell or offer to sell any shares other than such shares included in the underwritten public offering, during 30 days prior to, and for a period not to exceed ninety (90) days after, the date of the final prospectus used in such offering.

             (e) Expenses. Holder shall pay all underwriting and brokerage fees, discounts and commissions related to the sale of the Warrant Shares in a public offering registered pursuant to the provisions of this Section 12(e), together with the fees and expenses of any separate counsel, accountants and other advisors retained by Holder in connection with the offering. All other fees, costs and expenses incurred in connection with any registration of public offering including, but not limited to, all federal and state registration, qualification, filing fees, printed and document distribution costs and expenses, fees and disbursements of its counsel, accountants and other experts, Nasdaq additional listing fees, transfer fees, exchange fees, fees of transfer agents and registrants shall be borne as follows: (i) if pursuant to a demand registration under Section 12(b), the Company shall bear all reasonable costs, fees and expenses incurred by the Company (provided the offering being registered is not pursuant to an underwriting), and (ii) if pursuant to a piggy-back registration under Section 12(a), by the Company, except that Holder shall bear its proportionate share of any such costs, fees and expenses to the extent Warrant Shares of Holder are included in the registration.

             (f) Indemnification by Holder. If any of the Warrant Shares are included in a registration, to the extent permitted by law, Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of Section 15 of Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any underwriter, and any controlling person of any such underwriter, from and against any and all losses, claims, liabilities, damages and expenses (including any investigative, legal, accounting and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim (the "Damages") asserted to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act, or other federal or state law, common law or otherwise, insofar as such Damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, any preliminary prospectus or final prospectus, or any amendments or supplements thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law (collectively, a "Violation"), to the extent that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in connection with such registration; and Holder shall pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 12(f) in connection with the investigation or defense of any such Damages.




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             (g) Indemnification by the Company. If any of the Warrant Shares
are included in a registration, to the extent permitted by law, the Company shall indemnify and hold harmless the Holder, each of its directors and officers from and against any and all Damages asserted to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act, or other federal or state law, common law or otherwise, insofar as such Damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, any preliminary prospectus or final prospectus, or any amendments or supplements thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any Violation or alleged Violation by the Holder, to the extent that such Violation occurs in reliance upon and in conformity with written information furnished to the Holder by the Company expressly for use in connection with such registration; and the Company shall pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 12(g) in connection with the investigation or defense of any such Damages.

         13. Legend. The certificate or certificates evidencing the Warrant Shares shall bear a legend in substantially the following form:

             THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSACTION IS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSACTION IS EXEMPT FROM SUCH SECURITIES REGISTRATION REQUIREMENTS AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, TO THAT EFFECT.

         14. Issue Tax. The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

         15. Limitations on Disposition of Warrant. Neither this Warrant nor, unless registered under the Securities Act and applicable securities laws, as contemplated by Section 12 hereof, the Warrant Shares issuable upon exercise of the Warrant, may be offered, sold, assigned, hypothecated or otherwise transferred, in whole or in part, except (i) to the officers, directors, shareholders or employees of the Holder, (ii) by will or the laws of descent and distribution as a result of the death of any permitted transferee, or (iii) to any successor to the business of the Holder. In addition, neither this Warrant nor, until registered under the Securities Act and applicable securities laws, any Warrant Shares issued upon exercise of this Warrant, may be pledged, offered, sold, assigned, hypothecated or otherwise transferred until (i) such transaction has been registered under the Securities Act and any applicable state securities laws, or (ii) such transaction is exempt from such securities registration requirements and the Company has received an opinion of counsel to which opinion is satisfactory to the Company, to that effect. It shall be a condition to the transfer of this Warrant and any Warrant Shares that any transferee hereof or thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant.




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         16. Lost, Stolen, Mutilated or Destroyed Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and, if reasonably requested, an indemnity reasonably acceptable to the Company, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

         17. Securities Law Representation. The Holder and each transferee of this Warrant or of the Warrant Shares issuable upon the exercise of this Warrant, by their acceptance of this Warrant or of any Warrant Shares, each hereby represents and warrants that this Warrant and the Warrant Shares issuable upon exercise of this Warrant are being acquired or will be acquired for investment purposes for the account of the holder of such securities with no intention of a sale, transfer or other distribution that is not in compliance with the Securities Act and applicable state securities laws.

         18. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

         19. Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         20. Notices. All notices, payments, requests and demands and other communications required or permitted under this Warrant shall be deemed to have been duly given, delivered and made if in writing and if served either by personal delivery to the party for whom it is intended or by being deposited postage prepaid, certified or registered mail, return receipt requested, to the address of the Holder at the last address as appears on the books of the Company or its stock transfer agent, if any, and to the Company at its principal executive offices.

         21. Governing Law. This Warrant shall be construed and enforced in accordance with and governed by the internal substantive laws of the State of Delaware, without giving effect to any change or conflict of law principles.

         22. Further Assurances. The parties agree to execute, acknowledge and deliver any and all such other documents and to take any and all such other actions as may, in the reasonable opinion of either of the parties hereto, be necessary or convenient to carry out more efficiently any or all of the purposes of this Warrant.

         23. Severability. Any provision of this Warrant which shall be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Warrant.

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         24. Parties in Interest. This Warrant and the various rights and obligations arising hereunder shall be binding upon and shall inure to the benefit of the parties hereto and to each and all of their respective successors and permitted assigns.

         25. Amendments. Neither this Warrant nor any of the terms and conditions hereof shall be amended or modified in any respect except in a writing executed by the Company and Holder.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its President and attested by its Secretary as of the 7th day of September, 1999.


                                        METRETEK TECHNOLOGIES, INC.



                                        By:_________________________________
                                           W. Phillip Marcum, President

ATTEST:


By: ______________________________
     Gary J. Zuiderveen, Secretary




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                          FORM FOR EXERCISE OF WARRANTS

     [TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WITHIN WARRANT]

         The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the right, represented by the within Warrant, to purchase _____ shares of Common Stock, par value $.01 per share ("Shares"), of Metretek Technologies, Inc., a Delaware corporation (the "Company"), in accordance with the terms of the within Warrant. The undersigned requests that a certificate for such Shares be issued in the name of, and delivered to:

                     Name: ________________________________
                     Address:______________________________
                     ______________________________________
                     Social Security or Tax ID No. ________

and, if such number of Shares shall not be all the Shares issuable upon exercise of the within Warrant, that a new Warrant exercisable on the same terms for the balance of such Shares be registered in the name of, and delivered to, the Holder at the address set forth below.

         Payment of the Exercise Price per Share required under the within Warrant accompanies this Form.

         The undersigned hereby represents and warrants that the undersigned owns the within Warrant free and clear of any and all claims, liens and/or encumbrances and is acquiring such Shares for its own account for investment purposes only, and not for resale or with a view to distribution of such Shares or any part thereof.

Dated: ________________                    _____________________________________
                                           By:__________________________________
                                           Title:_______________________________
                                           Address:_____________________________
                                                   _____________________________
                                                   _____________________________


Number of Shares: _________________
Total Exercise Price:$_____________

                                           METRETEK TECHNOLOGIES, INC.

                                           By:__________________________________
                                           Its:_________________________________

                                           Date:________________________________




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


                               FORM OF ASSIGNMENT

          [TO BE EXECUTED BY THE HOLDER TO TRANSFER THE WITHIN WARRANT]


         FOR VALUE RECEIVED, the undersigned, as the registered Holder of the within Warrant, hereby sells, assigns and transfers unto:

                          Name:______________________________
                          Address: __________________________
                                   __________________________
                          Social Security or Tax ID No.______


all of the undersigned's right, title and interest to and under such Warrant to purchase ____ shares of Common Stock, par value $.01 per share, of Metretek Technologies, Inc., a Delaware corporation (the "Company"), evidenced by the within Warrant, and does hereby irrevocably constitute and appoint ____________ attorney to make such transfer on the books of the Company, with full power of substitution in the premises.



                                            -----------------------------------

Date:___________________________            By:_________________________________
                                            Title:

                                            ------------------------------------
                                            (Street Address)

                                            ------------------------------------
                                            (City),      (State)      (Zip Code)


                                            NOTE: The above signature must
                                            conform to the name of Holder as
                                            specified on the face of the within
                                            Warrant in every particular, without
                                            alteration or enlargement or any
                                            change whatsoever.





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